Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports First Quarter 2021 Financial Results
•Worldwide revenue of $92.5 million for the first quarter 2021, representing an increase of 2.0% from the prior year period
•    Net income of $9.0 million for the first quarter 2021, compared to net income of $3.3 million in the prior year period
•    GAAP fully diluted EPS of $0.13 for the first quarter 2021, compared to GAAP fully diluted EPS of $0.08 in the prior year period; adjusted fully diluted EPS of $0.05 for the first quarter 2021, compared to adjusted fully diluted EPS of $0.36 in the prior year period
•    Net cash provided by operating activities was $9.8 million for the first quarter 2021. Free cash flow was $7.3 million in the first quarter 2021
•The Company provides second quarter 2021 revenue and adjusted diluted earnings per share guidance; updates full year guidance
NORTH BILLERICA, MA., May 4, 2021 - Lantheus Holdings, Inc. (NASDAQ: LNTH) (Lantheus), an established leader and fully integrated provider of innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to find, fight and follow serious medical conditions, today reported financial results for its first quarter ended March 31, 2021.
The Company’s worldwide revenue for the first quarter of 2021 totaled $92.5 million, compared with $90.7 million for the first quarter of 2020, representing an increase of 2.0% from the prior year period.
The Company’s first quarter 2021 net income was $9.0 million, or $0.13 per fully diluted share, as compared to net income of $3.3 million, or $0.08 per fully diluted share for the first quarter of 2020.
The Company’s first quarter 2021 adjusted fully diluted earnings per share were $0.05, as compared to $0.36 for the first quarter of 2020, representing a decrease of 86.3% from the prior year period.
Lastly, net cash provided by operating activities was $9.8 million for the first quarter 2021. Free Cash Flow was $7.3 million in the first quarter of 2021, representing an increase of approximately $0.6 million from the prior year period.
“We had a strong start to 2021 with solid first quarter revenue and earnings overperformance driven mainly by DEFINITY volume. While COVID-19 did impact the early part of the quarter, we are encouraged by the continued trend toward in-person delivery of healthcare,” said Mary Anne Heino, President and CEO. “Currently, we are focused on preparation for the potential FDA approval and commercial launch of PyL, a best-in-class PSMA prostate cancer imaging agent, to help drive long-term value for patients, healthcare professionals, and shareholders.”
Outlook
The Company updates its guidance for full year 2021 and offers the following guidance for the second quarter.

	Q2 Guidance Issued May 4, 2021	Previous Guidance Issued February 25, 2021
Q2 FY 2021 Revenue	$93 million - $97 million	N/A
Q2 FY 2021 Adjusted Diluted EPS	$0.03 - $0.06	N/A
	FY Guidance Updated May 4, 2021	FY Guidance Issued February 25, 2021
FY 2021 Revenue	$390 million - $400 million	$385 million - $400 million
FY 2021 Adjusted Diluted EPS	$0.36 - $0.41	$0.34 - $0.39

On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Tuesday, May 4, 2021 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 9275247. A live webcast will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc., Progenics Pharmaceuticals, Inc. and EXINI Diagnostics AB and an established leader and fully integrated provider of innovative imaging diagnostics, targeted therapeutics and artificial intelligence solutions to Find Fight and Follow® serious medical conditions. Lantheus provides a broad portfolio of products, including the echocardiography agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; AZEDRA® for the treatment of certain rare neuroendocrine tumors; and RELISTOR® for the treatment of opioid-induced constipation, which is partnered with Bausch Health Companies, Inc. The Company is headquartered in North Billerica, Massachusetts with offices in New York, New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding potential U.S. Food and Drug Administration ("FDA") approval of PyL, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) the impact of the global COVID-19 pandemic on our business, financial conditions and prospects, and on the timing and enrollment of our clinical trials; (ii) continued market expansion and penetration for our commercial products, particularly DEFINITY, in the face of segment competition and potential generic competition as a result of patent and regulatory exclusivity expirations;

(iii) our efforts in new product development, including for PyL, our prostate cancer diagnostic imaging agent, including our ability to obtain FDA approval of PyL in 2021, and new clinical applications for our products; (iv) our dependence upon third parties for the manufacture and supply of PyL and the timing of that manufacturing capacity becoming available; (v) the global Molybdenum-99 supply; (vi) our products manufactured at Jubilant HollisterStier and our recently-approved modified formulation of DEFINITY (“DEFINITY RT”) to be commercially manufactured at Samsung Biologics; (vii) the continued integration of the Progenics product and product candidate portfolio into our business following the June 2020 consummation of the Progenics Acquisition; (viii) our ability to use in-house manufacturing capacity; (ix) the expected timing for commercialization of products we or our strategic partners may develop, including flurpiridaz F 18; (x) our ability to develop highly contextualized assessments of disease burden using artificial intelligence; and (xi) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$92,509	$90,704
Cost of goods sold	51,479	52,702
Gross profit	41,030	38,002
Operating expenses
Sales and marketing	14,173	10,130
General and administrative	16,138	16,699
Research and development	10,360	4,048
Total operating expenses	40,671	30,877
Gain on sale of assets	15,263	—
Operating income	15,622	7,125
Interest expense	2,718	1,946
Gain on extinguishment of debt	(889)	—
Other income	(549)	(350)
Income before income taxes	$14,342	$5,529
Income tax expense	5,334	2,192
Net income	$9,008	$3,337
Net income per common share:
Basic	$0.13	$0.08
Diluted	$0.13	$0.08
Weighted-average common shares outstanding:
Basic	67,094	39,433
Diluted	67,714	40,102

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended March 31,
	2021	2020 (1)	% Change
DEFINITY	$55,971	$52,505	6.6%
TechneLite	22,800	22,779	0.1%
Other precision diagnostics	6,984	13,057	(46.5)%
Total precision diagnostics	85,755	88,341	(2.9)%
Radiopharmaceutical oncology	1,500	1,968	(23.8)%
Strategic partnerships and other	5,254	395	1,230.1%
Total revenues	$92,509	$90,704	2.0%
________________________________
1.The Company reclassified rebates and allowances of $4.7 million for the three months ended March 31, 2020 within each product category, which included $4.3 million for DEFINITY, $0.3 million for TechneLite and $0.1 million for other precision diagnostics.

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$9,008	$3,337
Stock and incentive plan compensation	3,317	3,075
Amortization of acquired intangible assets	4,685	392
Acquired debt fair value adjustment	(307)	—
Contingent consideration fair value adjustments	300	—
Non-recurring severance related fees	436	—
Extinguishment of debt	(889)	—
Gain on sale of assets	(15,263)	—
Integration costs	19	2,372
Acquisition-related costs	(103)	1,412
Impairment of long-lived assets	—	7,275
Other	10	(75)
Income tax effect of non-GAAP adjustments(a)	2,083	(3,506)
Adjusted net income	$3,296	$14,282
Adjusted net income, as a percentage of revenues	3.6%	15.7%

	Three Months Ended March 31,
	2021	2020
Net income per share - diluted	$0.13	$0.08
Stock and incentive plan compensation	0.05	0.08
Amortization of acquired intangible assets	0.08	0.01
Acquired debt fair value adjustment	(0.01)	—
Contingent consideration fair value adjustments	0.01	—
Non-recurring severance related fees	0.01	—
Extinguishment of debt	(0.01)	—
Gain on sale of assets	(0.23)	—
Integration costs	—	0.06
Acquisition-related costs	(0.01)	0.04
Impairment of long-lived assets	—	0.18
Other	—	—
Income tax effect of non-GAAP adjustments(a)	0.03	(0.09)
Adjusted net income per share - diluted	$0.05	$0.36
Weighted-average common shares outstanding - diluted	67,714	40,102
(a)The income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$9,818	$9,408
Capital expenditures	(2,520)	(2,698)
Free cash flow	$7,298	$6,710

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$68,861	$79,612
Accounts receivable, net	58,991	54,002
Inventory	30,357	35,744
Other current assets	10,145	9,625
Assets held for sale	—	5,242
Total current assets	168,354	184,225
Property, plant and equipment, net	118,381	120,171
Intangibles, net	371,331	376,012
Goodwill	61,189	58,632
Deferred tax assets, net	62,832	70,147
Other long-term assets	61,361	60,634
Total assets	$843,448	$869,821
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$10,251	$20,701
Accounts payable	19,099	16,284
Accrued expenses and other liabilities	35,240	41,726
Liabilities held for sale	—	1,793
Total current liabilities	64,590	80,504
Asset retirement obligations	14,408	14,020
Long-term debt, net and other borrowings	171,474	197,699
Other long-term liabilities	64,857	63,393
Total liabilities	315,329	355,616
Total stockholders’ equity	528,119	514,205
Total liabilities and stockholders’ equity	$843,448	$869,821

###
Contacts:
Mark Kinarney
Senior Director, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Director, Corporate Communications
646-975-2533
media@lantheus.com